UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2014 (March 19, 2014)

MACK-CALI REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000
(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On March 19, 2014, the Executive Compensation and Option Committee of the Board of Directors of Mack-Cali Realty Corporation (the “Company”) approved and authorized the Company to enter into a restricted share award agreement, effective March 19, 2014, with Anthony Krug, pursuant to which Mr. Krug was issued 4,684 shares of restricted common stock of the Company pursuant to the Company’s 2013 Incentive Stock Plan.  The restricted shares will vest on January 15, 2017, subject to Mr. Krug’s continued service with the Company through such date.  Mr. Krug was granted the restricted shares of common stock in recognition of his additional responsibilities as acting Chief Financial Officer.

Mr. Krug’s restricted share award agreement, effective March 19, 2014, is filed as exhibit 10.1 herewith.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.             Description

10.1	Restricted Share Award Agreement effective March 19, 2014 by and between Mack-Cali Realty Corporation and Anthony Krug.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MACK-CALI REALTY CORPORATION

Dated: March 21, 2014	By: /s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

MACK-CALI REALTY, L.P.

By: Mack-Cali Realty Corporation,
its general partner

Dated: March 21, 2014	By: /s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.             Description

10.1	Restricted Share Award Agreement effective March 19, 2014 by and between Mack-Cali Realty Corporation and Anthony Krug.